EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of BurgerFi International, Inc. (the "Company") on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Julio Ramirez, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 27, 2021

/s/ Julio Ramirez
Julio Ramirez, Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.